Exhibit 99.1

NASDAQ: INM 1445 – 885 West Georgia St. Vancouver, BC, Canada V6C 3E8 Tel: +1.604.669.7207 Email: info@inmedpharma.com www.inmedpharma.com

InMed Pharmaceuticals Strengthens Patent Portfolio with Issuance of Three U.S. Patents

●	InMed’s intellectual property portfolio totals 13 patent families covering new chemical entities, formulations, manufacturing methods and methods of use

Vancouver, BC – August 21, 2024 – InMed Pharmaceuticals Inc. (“InMed” or the “Company”) (Nasdaq: INM), a pharmaceutical company focused on developing a pipeline of proprietary small molecule drug candidates for diseases with high unmet medical needs, today announced it has been issued three U.S. patents: one for its formulation and method of use in the treatment of epidermolysis bullosa and related connective tissue disorders, one for biosynthesis manufacturing processes and one for an ocular drug delivery formulation.

The method of use patent, entitled “Use of topical formulations of cannabinoids in the treatment of epidermolysis bullosa and related connective tissue disorders” relates to INM-755 drug candidate which has completed a Phase 2 clinical trial in the treatment of symptoms related to epidermolysis bullosa. The patent has now been granted in the U.S., Australia, Japan and Israel and is pending in several other jurisdictions. The biosynthesis patent for the manufacturing of proprietary analogs for our drug development programs has been granted in U.S. Additionally, an ocular drug delivery formulation and use patent has been granted/allowed in the U.S., Europe, Australia, Japan, and India and is also pending in other jurisdictions.

As of August 20, 2024, InMed has a total of 13 patent families covering new chemical entities, formulations, manufacturing processes and methods of use. The Company continues to pursue new chemical entity patents on the drug candidates for both its INM-901 program in Alzheimer’s disease and INM-089 in dry Age-related Macular Degeneration.

Summary of Granted Patents (to date):

Subject Matter	Scope	Status and jurisdiction
Use of topical formulations of cannabinoids in the treatment of epidermolysis bullosa and related connective tissue disorders	Method of Use	Granted: US, Australia, Japan, Israel Pending: Several jurisdictions

Metabolic engineering of E. coli for the biosynthesis of cannabinoid products	Manufacturing Process	Granted: U.S. (will be issued on 9/3/24) Pending: Several jurisdictions

Ocular drug delivery formulation	Formulation, Method of Use	Granted/Allowed: Australia, Japan, India, Europe, U.S.

Recombinant production systems for prenylated polyketides of the cannabinoid family	Manufacturing Process	Granted: U.S., Mexico Pending: Several jurisdictions

InMed’s President and CEO, Eric A. Adams, said “We are pleased to announce these U.S. patent issuances which help increase the commercial value of our programs and ensure the long-term protection of our drug research and development efforts. We are committed to continuing to build our patent portfolio to protect our novel drug candidates, methods of manufacturing these drugs, how they are formulated and how they are used to support the development of new treatments for diseases with high unmet medical needs.”

About InMed:

InMed Pharmaceuticals is a pharmaceutical company focused on developing a pipeline of proprietary small molecule drug candidates targeting the CB1/CB2 receptors. InMed’s pipeline consists of three separate programs in the treatment of Alzheimer’s, ocular and dermatological indications. Together with our subsidiary BayMedica, we are a global leader in the manufacturing, development and commercialization of rare cannabinoids and proprietary small molecule drug candidates. For more information, visit www.inmedpharma.com.

Investor Contact:

Colin Clancy

Vice President, Investor Relations

and Corporate Communications

T: +1 604 416 0999

E: IR@inmedpharma.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities laws. Forward-looking statements are frequently, but not always, identified by words such as “expects”, “anticipates”, “believes”, “intends”, “potential”, “possible”, “would” and similar expressions. Such statements, based as they are on current expectations of management, inherently involve numerous risks, uncertainties and assumptions, known and unknown, many of which are beyond our control. Forward-looking information is based on management’s current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Without limiting the foregoing, forward-looking information in this news release includes, but is not limited to, statements about: pursuing new chemical entity patents on the drug candidates for both its INM-901 program in Alzheimer’s disease and INM-089 in dry Age-related Macular Degeneration; continuing to build a patent portfolio to protect of composition of matter, formulations, manufacturing processes and methods of use.

Additionally, there are known and unknown risk factors which could cause InMed’s actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. A complete discussion of the risks and uncertainties facing InMed’s stand-alone business is disclosed in InMed’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission on www.sec.gov.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.